Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INTERNATIONAL BOND FUND

On November 2, 2016, Dreyfus International Bond Fund (the "Fund"), purchased 2,150 Occidental Petroleum Corp 3.00% Senior Notes due February 15, 2027 (CUSIP No. 674599CM5) (the "Notes") at a purchase price of $99.58 per Note, with underwriter compensation of 0.450%. The Notes were purchased from Wells Fargo Securities, LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BBVA Securities Inc.
BNY Mellon Capital Markets, LLC
CIBC World Markets Corp.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Lebenthal & Co., LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
MUFG Securities Americas Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on February 22-23, 2017. These materials include additional information about the terms of the transaction.

February 2015

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus/Laurel Funds Trust; Dreyfus International Bond Fund

2. Anticipated Purchase Date: 11/2/2016

3. Total Net Assets of Account/Fund: $921,396,616.28

4. Type and Description of Security to be Purchased: OCCIDENTAL PETROLEUM COR 3 2/15/2027

5. Credit Rating of Security (Rating/Rating Agency): Fitch: A; S&P: A ;Moody's: A3

6. Name of Underwriting Syndicate Dealer Effecting Transaction: WELLS FARGO ADVISORS, LLC (FKA WACHOVIA SECURITIES)

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC

8. Issue Size: 750,000,000

9. CUSIP: 674599CM5

10. Amount Purchased by Account/Fund: 2,150 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.287%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.232%

13. Purchase Price of Securities (if at par, so state): $99.58

14. Commission/Spread Received by Principal Underwriters: 0.450%

15. Yield (as applicable): 3.00%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 3.000%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

++

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): N/A

++

Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INTERNATIONAL BOND FUND

On November 10, 2016, Dreyfus International Bond Fund (the "Fund"), purchased 3,415 The Goldman Sachs Group, Inc. 3.500% Senior Notes due November 16, 2026 (CUSIP No. 38145GAH3) (the "Notes") at a purchase price of $99.74 per Note, with underwriter compensation of 0.450%. The Notes were purchased from Goldman, Sachs & Co., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

ABN AMRO Securities (USA) LLC
Academy Securities, Inc.
BBVA Securities Inc.
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
Drexel Hamilton, LLC
Goldman, Sachs & Co.
ING Financial Markets LLC
KeyBanc Capital Markets Inc.
Mischler Financial Group, Inc.
Mizuho Securities USA Inc.
Natixis Securities Americas LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
Regions Securities LLC
Samuel A. Ramirez & Company, Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on February 22-23, 2017. These materials include additional information about the terms of the transaction.

February 2015

EXHIBIT B
PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus/Laurel Funds Trust; Dreyfus International Bond Fund

2. Anticipated Purchase Date: 11/10/2016

3. Total Net Assets of Account/Fund: $894,263,420.78

4. Type and Description of Security to be Purchased: GOLDMAN SACHS GROUP INC 3.5 11/16/2026

5. Credit Rating of Security (Rating/Rating Agency): Fitch: A; S&P: BBB+; Moody's: A3

6. Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs & Co.

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC

8. Issue Size: 2,750,000,000

9. CUSIP: 38145GAH3

10. Amount Purchased by Account/Fund: 3,415 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.124%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.381%

13. Purchase Price of Securities (if at par, so state): $99.74

14. Commission/Spread Received by Principal Underwriters: 0.450%

15. Yield (as applicable): 3.500%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 3.500%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

++

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): N/A

++

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/30/17

4th Quarter 2016